Exhibit 99.01

Contact:

Adam J. Handelsman

Sr. Vice President

5W Public Relations

212.999.5585 x202

FORMER NYC POLICE COMMISSIONER, HOWARD SAFIR, JOINS

BLASTGARD INTERNATIONAL’S BOARD OF DIRECTORS

Veteran Law Enforcement & Security Expert Brings Years of Know How To Company Producing Next-Level

Bomb And Explosive Mitigating Products

New York, NY & Tampa, FL – July 6, 2005 – BlastGard International, Inc. (OTCBB: BLGA), the creator of blast mitigation products and services, today announced that Howard Safir has joined the Company’s Board of Directors. Mr. Safir, the 39th Police Commissioner of New York City, who served during the same period that Rudolph W. Giuliani was mayor of New York City, has been a distinguished member of law enforcement for over forty years. Mr. Safir, now the Chairman of the Board of Directors of GVI Securities Solutions Inc. (OTC BB:GVIS.OB) and Chairman and CEO of SafirRossetti, has held posts at the Federal Bureau of Narcotics, the Drug Enforcement Agency, the U.S. Marshals Service and served as the New York City’s 29th Fire Commissioner.

BlastGard’s CEO and Chairman, James Gordon, stated, “We are extremely pleased to have Howard Safir, a man with an illustrious career in law enforcement and a veteran in the security industry, join our team. On behalf of BlastGard’s board and management team, we look forward to his expertise and guidance as the Company introduces several new products.”

Howard Safir, a member of BlastGard’s Board of Directors and Chairman and Chief Executive Officer of SafirRosetti, said today, “I am very pleased to join the board of BlastGard. During this time of increased danger from terrorism, the products BlastGard is bringing to market will directly protect our citizens against terrorism, our troops from improvised explosive devices (IED’s) in Iraq and Afghanistan, secure military ordinance from sympathetic detonation and play a vital near-future role in the protection of governmental commercial and residential property. This is the kind of innovative technology that will help defeat terrorism in the future.”

Mr. Safir is CEO of the November Group, which has been engaged by BlastGard. The November Group will work with the Company: to develop and assist in the implementation of a market penetration strategy in order to enable the Company to meet its objectives with respect to the U.S. marketplace; to assist the Company in developing and sustaining a systematic effort to bring BlastGard technology to the attention of key decision-makers in the Department of Defense, the Department of Homeland Security, New York City Police, Fire and Emergency Services, FBI and other Police/Fire Organizations in the USA; and to provide assistance in identifying and developing teaming or partnering opportunities for the Company.

About BlastGard International, Inc.

BlastGard International, Inc. was created to design, develop, manufacture and market proprietary blast mitigation materials. The Company’s patent-pending BlastWrap™ technology effectively mitigates blast effects and suppresses post-blast fires. This unique technology can be used to create new, finished products or to retrofit to existing products. While the need for this technology has always been present, the security and safety concerns resulting from the September 11, 2001 acts and the subsequent development of Homeland Security make the timing of the Company’s emergence even more important. The Company’s

For Immediate Release	07/06/05

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core market focus is on blast effects mitigation for the commercial sector, military, law enforcement and government agencies. BlastWrap™ is based upon well-defined principles and suppresses blast pressures by 50% or more. BlastWrap™ products are made from two flexible films arranged one over the other and joined by a plurality of seams filled with attenuating filler material (volcanic glass bead or other suitable two-phase materials), configurable (designed for each application) with an extinguishing coating that offers a revolutionary blast protection system against Blast & Fire/burn threats. BlastWrap™ is a blast mitigation assembly that can be wrapped around or conform to any shape. BlastWrap™ is a concept (not a chemical compound) from which blast protection products are built to save lives and reduce damage to valuable assets from explosions. Additional information on BlastGard can be found at www.blastgardintl.com.

About Howard Safir

Howard Safir was appointed 39th Police Commissioner of the City of New York by Mayor Rudolph W. Giuliani on April 15, 1996. In his four years as Police Commissioner, he achieved a 38% reduction in major crime and reduced homicides by 44%, bringing the total number of murders in New York to 667, the lowest level in three decades. To obtain these results, Commissioner Safir implemented a comprehensive Fugitive Strategy and established thirty-nine major anti-drug initiatives throughout the city including the Northern Manhattan Initiative. He created model blocks in each borough to prevent eradicated drug dealing from returning and he introduced closed circuit television to ensure the safety of housing development residents, park visitors and subway riders. Concerned for officer and public safety, he expanded firearms training and introduced Firearms Training Simulators. Under his leadership, firearms discharge incidents have decreased from 344 in 1995 to 155 in 1999. He has also been the country’s leading voice in calling for the expansion of DNA use in policing. He developed and implemented Operation Condor, a creative use of personnel resources, which continues to be a centerpiece of current NYPD crime reduction strategy.

Commissioner Safir began his law enforcement career in 1965 as a special agent assigned to the New York office of the Federal Bureau of Narcotics, a forerunner of the Drug Enforcement Administration (DEA). He advanced through the ranks of the DEA and in 1977 was appointed Assistant Director of the DEA. Commissioner Safir also served as Chief of the Witness Security Division, U.S. Marshals Service. In 1984, he was named Associate Director for Operations, U.S. Marshals Service, a position he held until his retirement from the federal government in 1990. Safir rejoined government service in 1994 when Mayor Giuliani asked him to serve as the New York City’s 29th Fire Commissioner.

Commissioner Safir received his B.A. in History and Political Science from Hofstra University in 1963. He attended Harvard University’s John F. Kennedy School of Government, receiving certificates in the programs for Senior Managers in Government in 1988 and for National and International Security in 1989. He is a member of the executive committee of the International Association of Chiefs of Police and has served as a delegate to INTERPOL, the National Drug Policy Board and the El Paso Intelligence Center Advisory Board. Throughout his career, Commissioner Safir has been recognized frequently for his outstanding service. In 1996, he was awarded the Ellis Island Medal of Honor. He was twice awarded the Presidential Meritorious Executive Award. Additionally, he received the U.S. Marshals Service Meritorious Service Award and the Attorney General’s Achievement Award, in addition to many other citations and awards.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: the Company’s ability to market its products; the Company’s ability to obtain additional funding; the Company’s ability to obtain regulatory approvals on new products, the general economy; competitive factors; ability to attract and retain personnel; the price of the Company’s stock; and other risk factors. The Company takes no obligation to update or correct forward-looking statements.